UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 4, 2010

Popular, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 MUNOZ RIVERA AVE, POPULAR CENTER BUILDING, HATO REY , Puerto Rico		00918
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-765-9800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On November 4, 2010, Popular, Inc. (the "Corporation") received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, informing it that, due to the transfer of the account balances pertaining to EVERTEC, Inc. employees (the "Evertec Participants") in the Popular, Inc. Puerto Rico Savings and Investment Plan (the "Plan") to the EVERTEC, Inc. Puerto Rico Savings and Investment Plan (the "Evertec Plan"), Evertec Participants will temporarily be unable to obtain distributions of balances or withdrawals of funds from the Plan or change investment elections or make transfers of existing balances among Plan investment options during a period that is expected to begin at 12:00 a.m. on December 6, 2010 and end at 12:00 a.m. December 18, 2010 (the "Blackout Period"). The limitations on transactions during the Blackout Period will impact common stock of the Corporation in the Plan.

Inquiries concerning the Blackout Period or the notice should be directed to Ignacio Alvarez, Executive Vice President and Chief Legal Officer, at Popular, Inc., 209 Muñoz Rivera Avenue, 9th Floor, San Juan, P. R. 00918, or by telephone at (787) 758-7208.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc.

November 10, 2010	By:	/s/ Ileana Gonzalez

Name: Ileana Gonzalez
Title: Senior Vice President and Corporate Comptroller